UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2016 (May 23, 2016)

CHAPARRAL ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-134748	73-1590941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Cedar Lake Boulevard Oklahoma City, OK	73114
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (405) 478-8770

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On May 23, 2016, Chaparral Energy, Inc. (the “Company”) received a proposed commitment from a financial institution regarding a possible private offering of common stock for gross proceeds of up to $100.0 million in connection with its emergence from bankruptcy protection pursuant to a plan of reorganization that would require confirmation by the court presiding over the Company’s bankruptcy case. As provided in the proposal, this financial institution has proposed to serve as the backstop purchaser with respect to any unsubscribed portion of the proposed equity offering. The common stock to which the proposal relates has not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States to, or for the benefit of, U.S. persons except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. The basic terms of the proposed offering are set forth in Exhibit 99.1, attached hereto, which is being furnished under an agreement at the time the proposal was submitted to furnish these terms through a current report on Form 8-K by the date hereof.

While the Company recognizes the benefits of raising new equity to improve its balance sheet, the Company has not yet determined to accept or reject this proposal as the basis for a plan of reorganization; nor has the Company or its advisors expressed any view on the valuation assumptions underpinning this proposal. The Company provided the proposal to certain members of the ad hoc committee of unsecured noteholders (the “Specified Noteholders”). After evaluating the proposal, the Specified Noteholders rejected such proposal.

The Company intends to continue to engage with both the noteholders and its revolving lenders to achieve an agreement on the terms of a consensual restructuring, which may or may not involve an equity offering.

This current report on Form 8-K, including Exhibit 99.1, does not and will not constitute an offer to sell or the solicitation of an offer to buy securities, nor will there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. This information in this current report on Form 8-K is being furnished pursuant to and in accordance with Rule 135c under the Securities Act.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 7.01 and the exhibit furnished hereunder shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit Number	Description

99.1	Equity Offering Backstop Term Sheet

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 3, 2016

	By:	/s/ JOSEPH O. EVANS
	Name:	Joseph O. Evans
	Title:	Chief Financial Officer and Executive Vice President

EXHIBIT INDEX

Exhibit Number	Description

99.1	Equity Offering Backstop Term Sheet